As filed with the Securities and Exchange Commission on March 31, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INFUSYSTEM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-3341405
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices and zip code)

InfuSystem Holdings, Inc. Employee Stock Purchase Plan

(Full title of plan)

Eric Steen

Chief Executive Officer

InfuSystem Holdings, Inc.

31700 Research Park Drive

Madison Heights, Michigan 48071

(248) 291-1210

(Name and address of agent for service)

(248) 291-1210

(Telephone number, including area code, of agent for service)

With a copies of communications to:

B. Scott Gootee

Scot Hill

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106

(816) 691-3263

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common Stock, par value $.0001 per share	350,000 shares	$2.19	$766,500	$88.84

(1)	In the event of a stock split, stock dividend or similar transaction involving the Registrant’s Common Stock, in order to prevent dilution, the number of shares of Common Stock registered hereby shall be automatically increased to cover the additional shares of Common Stock in accordance with Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Calculated pursuant to Rules 457(h)(1) and 457(c) under the Securities Act based on the average of the high and low prices reported for the Registrant’s Common Stock on March 27, 2017, on the NYSE MKT. Estimated solely for calculating the registration fee in accordance with Rule 457 under the Securities Act.
(3)	Calculated pursuant to General Instruction E to Form S-8.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by InfuSystem Holdings, Inc. (the “Registrant”) for the purpose of registering an additional 350,000 shares of the Registrant’s Common Stock reserved for issuance under the InfuSystem Holdings, Inc. Employee Stock Purchase Plan (as amended on September 7, 2016), as approved by the Registrant’s stockholders at the Registrant’s 2016 annual meeting of stockholders.

Pursuant to General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of the Registration Statement on Form S-8 (File No. 333-195930) filed by the Registrant with the Securities and Exchange Commission (the “Commission) on May 13, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35020) as filed with the Commission on May 12, 2014).

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35020) as filed with the Commission on May 31, 2012).

5.1*	Opinion of Stinson Leonard Street LLP regarding legality.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Stinson Leonard Street LLP (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (contained in the signature page hereto).

99.1	Composite Copy of InfuSystem Holdings, Inc. Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K (File No. 001-35020) as filed with the Commission on March 22, 2017).

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison Heights, State of Michigan, on the 31st day of March, 2017.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Eric K. Steen
Eric K. Steen
President, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Eric K. Steen, Christopher Downs or Trent N. Smith, and each of them, severally, his true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and any registration statement filed pursuant to Rule 462(b) under the Securities Act) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Eric K. Steen	President, Chief Executive Officer	March 31, 2017
Eric K. Steen	(Principal Executive Officer) and Director

/s/ Christopher Downs	Chief Financial Officer (Interim)	March 31, 2017
Christopher Downs	(Principal Financial Officer)

/s/ Trent N. Smith	Chief Accounting Officer	March 31, 2017
Trent N. Smith	(Principal Accounting Officer)

/s/ Gregg Lehman	Chairman of the Board and Director	March 31, 2017
Gregg Lehman

/s/ David Dreyer	Director	March 31, 2017
David Dreyer

/s/ Ryan Morris	Director	March 31, 2017
Ryan Morris

/s/ Scott Shuda	Director	March 31, 2017
Scott Shuda

/s/ Joseph Whitters	Director	March 31, 2017
Joseph Whitters

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

4.1	Amended and Restated Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35020) as filed with the Commission on May 12, 2014).

4.2	Amended and Restated By-Laws (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-35020) as filed with the Commission on May 31, 2012).

5.1*	Opinion of Stinson Leonard Street LLP regarding legality.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Stinson Leonard Street LLP (contained in Exhibit 5.1 hereto).

24.1*	Powers of Attorney (contained in the signature page hereto).

99.1	Composite Copy of InfuSystem Holdings, Inc. Employee Stock Purchase Plan, as amended (incorporated by reference to Exhibit 10.24 to the Registrant’s Annual Report on Form 10-K (File No. 001-35020) as filed with the Commission on March 22, 2017).

*	Filed herewith.